UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2016 (September 29, 2016)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 13, 2016, Alcoa Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior Report”) reporting the appointment of Amy Alving, Julie Richardson and Rajiv Gupta as directors of the Company, in each case effective as of the Company’s previously announced separation (the “Separation”) into two independent, publicly-traded companies: the Company, which will be renamed “Arconic Inc.”, and a new public company, Alcoa Upstream Corporation, which will be renamed Alcoa Corporation at the time of Separation. The Prior Report did not include information regarding the committees of the Company’s Board of Directors (the “Alcoa Board”) on which Mses. Alving and Richardson and Mr. Gupta would serve, because the information was unavailable at that time. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed for the purpose of providing that information.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 29, 2016, the Alcoa Board appointed (i) Amy Alving to serve on the Audit Committee and the Cybersecurity Advisory Subcommittee of the Audit Committee, (ii) Julie Richardson to serve on the Audit Committee and (iii) Rajiv Gupta to serve on each of the Compensation and Benefits, Governance and Nominating and Executive Committees. Each of the foregoing appointments to the committees of the Alcoa Board are effective as of the effective time of the Separation.

In addition, Mses. Alving and Richardson and Mr. Gupta were appointed to the class of directors whose terms expire at the annual meeting of shareholders in 2017, 2019 and 2018, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Audrey Strauss

Name:	Audrey Strauss

Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: October 5, 2016